UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017 (March 20, 2017)

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 20, 2017, Ramco-Gershenson Properties Trust (the "Trust") appointed Mr. Raymond J. Merk, age 57, to serve as its Chief Accounting Officer. Mr. Merk had served since September 2016 as the Trust’s Interim Chief Accounting Officer and had been providing services to the Trust as a consultant with Resources Global Professionals ("RGP"), a multinational professional services firm. As an employee, Mr. Merk will be paid an annual salary at the rate of $250,000 and he will have annual bonus potential of up to 20% of his base salary. In addition, Mr. Merk will be entitled to participate in any long term incentive plan generally available to executives of the Trust.

Prior to joining RGP in September 2016, Mr. Merk worked as an independent consultant since June 2016 and as a consultant for Robert Half International Inc. from June 2015 through May 2016. From April 2010 through April 2013, Mr. Merk was the vice president of finance for DynaVox Inc. and its affiliates (“DynaVox”), a developer and marketer of software, devices and content to assist people in overcoming their speech, language or learning disabilities. Mr. Merk served as DynaVox’s chief financial officer and corporate secretary from May 2013 through May 2015. He holds a Bachelor of Science in Business Administration from Ohio Northern University. Mr. Merk is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: March 24, 2017	by:/s/GEOFFREY BEDROSIAN
Geoffrey Bedrosian
Executive Vice President, Chief Financial Officer and Secretary